                                                                      EXHIBIT 99


[DEVON ENERGY LETTERHEAD]


                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

Investor contact:   Zack Hager
                    (405) 552-4526

Media contact:      Brian Engel
                    (405) 228-7750


             DEVON ENERGY REPORTS RECORD 2002 OIL AND GAS PRODUCTION AND REVENUES; 278% RESERVE REPLACEMENT AT $7.18 PER BARREL

         OKLAHOMA CITY (February 6, 2003) - Devon Energy Corporation (AMEX: DVN,
TSE: NSX) today reported record high oil and gas production and revenues for 2002. Devon also reported that reserve additions replaced 278 percent of its 2002 production of oil, gas and natural gas liquids at a cost of $7.18 per equivalent barrel.

         For the full year 2002, Devon reported net earnings of $104 million, or 61 cents per common share (61 cents per diluted common share). This compares to 2001 net earnings of $103 million, or 73 cents per common share (72 cents per diluted common share).

         For the fourth quarter of 2002, Devon reported net earnings of $84 million, or 52 cents per common share (52 cents per diluted common share). This compares to a net loss for the fourth quarter of 2001 of $518 million, or $4.13 per common share ($4.13 per diluted common share).

NET EARNINGS EXCLUDING SPECIAL ITEMS

         For the full year 2002, Devon reported net earnings, excluding special items, of $549 million, or $3.49 per common share ($3.41 per diluted common share). For 2001, net earnings, excluding special items, were $660 million, or $5.09 per common share ($4.92 per diluted common share).

         For the fourth quarter of 2002, Devon reported net earnings, excluding special items, of $232 million, or $1.47 per common share ($1.42 per diluted common share). For the fourth quarter of 2001, net earnings, excluding special items, were $37 million, or 27 cents per common share (27 cents per diluted common share).

OIL AND GAS PRODUCTION UP 50 PERCENT

         Combined production of oil, gas and natural gas liquids climbed to 188 million barrels of oil equivalent (MMBoe) in 2002. This is the highest production in Devon's history and 50 percent greater than the 126 MMBoe produced in 2001. The increase was driven by Devon's acquisitions of Anderson Exploration in October 2001 and Mitchell Energy in January 2002.

         Sales of oil, gas and natural gas liquids increased 19 percent to $3.3 billion in the year ended December 31, 2002 compared to 2001. The increase in sales was due to higher oil and gas production, partially offset by lower natural gas prices. The average price received for Devon's 2002 natural gas production decreased 27 percent to $2.80 per thousand cubic feet in 2002 from $3.84 per thousand cubic feet in 2001. The average price received for 2002 oil production increased one percent to $21.71 per barrel from $21.41 per barrel in 2001. The average price received for natural gas liquids was $14.05 per barrel in 2002, or 17 percent less than the $16.99 per barrel received in 2001.

MIDSTREAM MARGINS SOAR WITH ACQUISITIONS

         With the Mitchell acquisition, Devon significantly expanded its midstream business, primarily gas transportation and processing. Marketing and midstream revenue increased to $999 million in 2002 from $71 million in 2001. Related marketing and midstream costs were $808 million in 2002 compared to $47 million a year ago. This resulted in a $191 million contribution to Devon's operating margins in 2002, a 696 percent increase over 2001.

DISCONTINUED OPERATIONS

         In 2002, Devon continued to focus its oil and gas operations outside North America by divesting all of its assets in Indonesia and Argentina. In addition, Devon entered into an agreement in December 2002 to sell its operations in Egypt. This transaction was completed during January 2003. In accordance with Statement of Accounting Standards (SFAS) No. 144, Devon was required to reclassify the assets, liabilities and results of its operations in these countries as discontinued operations for all accounting periods presented. Although both revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows is a table of revenues, expenses and production categories and the amounts reclassified for each period presented.

EXPENSES TRACK EXPANDED OPERATIONS

         Devon expanded its North American operations significantly with its acquisitions of Anderson and Mitchell. Accordingly, expenses in nearly every category increased in 2002.

         Lease operating expenses and transportation costs increased 41 percent from $550 million in 2001 to $775 million in 2002. However, on a unit of production basis, these expenses decreased from $4.37 per barrel of oil equivalent (Boe) in 2001 to $4.12 per Boe during 2002. This is a result of acquiring properties with lower unit operating costs and divesting some higher cost properties.

         General and administrative expense increased 92 percent to $219 million in 2002. The increase includes a $13 million charge in the fourth quarter of 2002 for abandonment of office space resulting from the merger with Santa Fe Snyder during 2000. Also in the fourth quarter of 2002, Devon recorded a $3 million charge resulting from changes in actuarial assumptions concerning liabilities for post-employment benefits.

         Interest expense increased 142 percent to $533 million in 2002. The increase results from additional indebtedness undertaken to fund the cash portions of the Anderson and Mitchell acquisitions.

         Devon recorded $23 million of current income tax expense and $216 million of deferred income tax benefit in 2002 relating to continuing operations. This resulted in a total income tax benefit of $193 million or 144 percent of pre-tax loss. Excluding the tax effects of special items and property sales, income tax expense for the full year 2002 was $158 million. This is made up of current tax benefit of $16 million and deferred tax expense of $174 million.

         In the fourth quarter of 2002, Devon recorded current income tax benefit of $99 million and deferred tax expense of $78 million relating to continuing operations. This resulted in a total income tax benefit of $21 million or 28 percent of pre-tax earnings. Income tax expense for the fourth quarter of 2002, excluding the tax effects of special items and property sales, was $60 million. This is made up of a current tax benefit of $45 million and deferred tax expense of $105 million.

RESERVE REPLACEMENT AND FINDING COSTS

         Devon's estimated proved oil and gas reserves at December 31, 2002, were 1,609 MMBoe compared to 1,472 MMBoe at December 31, 2001. Devon acquired 405 MMBoe in 2002, primarily through the Mitchell acquisition. The company added 142 MMboe through drilling (extensions and discoveries) and produced 188 MMboe. Revisions of prior estimates reduced reserves by 23 MMBoe. The majority of the revisions were due to higher oil and gas prices. Under international production sharing agreements, higher prices generally result in an earlier back-in by the government. This reduces the reserves retained by the producer. Price declines in the future could reverse this result.

         Total costs incurred in oil and gas property acquisition and exploration and development activities were $3.8 billion in 2002. This results in finding and development costs of $7.18 per Boe.

         Costs incurred for exploration and development activities included an estimated $480 million for the development of reserves classified as proved undeveloped at year-end 2001. Accordingly, Devon increased proved developed reserves to 73 percent of total proved reserves at year-end 2002.

         Estimated proved reserves at December 31, 2002, include 444 million barrels of oil, 5.8 trillion cubic feet of natural gas and 192 million barrels of natural gas liquids. These proved reserves had an estimated pre-tax present value discounted at 10 percent of $15 billion. This compares to an estimated pre-tax present value of $7 billion as of December 31, 2001. The increase reflects larger reserve volumes and higher oil and gas prices at December 31, 2002.

RECONCILIATION OF SPECIAL ITEMS

         The following reconciliation lists special items for each of the periods reported. The reconciliation also includes the after-tax effects of each special item and the aggregate effect per diluted common share.

DESCRIPTION OF SPECIAL ITEMS                                            YEAR ENDED                    QUARTER ENDED
($ in millions, except per share data)                                  DECEMBER 31,                   DECEMBER 31,
                                                                 --------------------------      --------------------------
                                                                    2002            2001           2002             2001
                                                                 ----------      ----------      ----------      ----------
   NET EARNINGS EXCLUDING SPECIAL ITEMS                          $      549      $      660      $      232      $       37
   Net earnings excluding special items per
     diluted common share                                        $     3.41      $     4.92      $     1.42      $     0.27
   AFTER-TAX EFFECT OF SPECIAL ITEMS:
   Amortization of goodwill                                              --             (34)             --              (9)
   Abandonment of office space                                           (8)             --              (8)             --
   Expenses related to merger                                            --              (1)             --              (1)
   Reduction of carrying value of oil and gas properties               (371)           (611)             --            (542)
   Foreign exchange effect                                               --              (8)             --              (6)
   Change in fair value of derivative instruments                        17              (1)             (1)              2
   Gain on foreign exchange contract                                     --              17              --              17
   Impairment of ChevronTexaco stock                                   (128)             --            (128)             --
   Results of discontinued operations                                    45              32             (11)            (16)
   Cumulative effect of change in accounting principle                   --              49              --              --
   NET EARNINGS                                                         104             103              84            (518)

   Net earnings per diluted common share                         $     0.61      $     0.72      $     0.52      $    (4.13)

Amortization of goodwill -

         Effective January 1, 2002, Devon adopted SFAS No. 142, under which goodwill is no longer amortized. In 2001, prior to adoption of SFAS No. 142, the company recorded a $34 million pre-tax expense ($34 million after tax) for amortization of goodwill.

Abandonment of office space -

         In the fourth quarter of 2002, Devon recorded a $13 million pre-tax ($8 million after tax) charge for office rent expense. The charge relates to Devon's exit from office space previously occupied under a lease obligation assumed in the merger with Santa Fe Snyder in 2000.

Expenses related to merger -

         In 2001, the company incurred severance costs of $1 million pre-tax ($1 million after tax). These costs relate to employees of Devon that were terminated in conjunction with the Anderson merger.

Reduction in carrying value of oil and gas properties -

         Devon recorded non-cash, full cost ceiling adjustments in the second quarter of 2002 and the fourth quarter of 2001 of $651 million pre-tax ($371 million after tax) and $892 million pre-tax ($542 million after tax), respectively. These charges resulted from application of the ceiling test as prescribed by the Securities and Exchange Commission for companies that follow the full cost method of accounting. Due to the volatility in oil and gas prices, it is possible that Devon will incur further reductions to the carrying value of its oil and gas properties in future periods.

         In the second and third quarters of 2001, Devon recorded pre-tax charges of $87 million ($69 million after tax) associated with Devon's decision to discontinue operations in Thailand, Malaysia, Qatar and Brazil.

Foreign exchange effect -

         In 2002, the company recorded a $1 million pre-tax (zero after tax) gain attributable to changes in foreign currency-to-U.S. dollar exchange rates. In 2001, the company recorded an $11 million pre-tax ($8 million after tax) charge attributable to currency fluctuations. Devon will recognize either income or expense in future periods related to further fluctuations in foreign currency rates.

Change in fair value of derivatives -

         Devon adopted SFAS No. 133 in 2001. SFAS No. 133 established new accounting procedures for derivative instruments. This resulted in pre-tax income in 2002 of $28 million ($17 million after tax). In 2001, the company recorded pre-tax expense of $2 million ($1 million after tax) attributable to derivative values.

Impairment of ChevronTexaco common stock -

         In the fourth quarter of 2002, the company recorded a $205 million non-cash pre-tax charge ($128 million after tax) attributable to a decline in the value of 7.1 million ChevronTexaco common shares owned by Devon. Devon acquired these shares in its August 1999 acquisition of PennzEnergy Company. The shares are held for possible exchange for $760 million of exchangeable debentures also assumed by Devon in the PennzEnergy acquisition. The company initially recorded the shares at their market value at the closing date of the acquisition, which was $95.38 per share. Since then, the value of the shares on Devon's balance sheet has been adjusted to the applicable market value. Through September 30, 2002, any decreases in the value of the ChevronTexaco common shares were determined by Devon to be temporary, as defined by accounting rules. Therefore, the change in value was recorded directly to stockholders' equity and was not recorded in Devon's results of operations. Beginning in July 2002, the market value of ChevronTexaco common stock began what has ultimately become a significant decline. As a result of the continuation of the decline during the fourth quarter of 2002, Devon determined that the decline is other than temporary, as defined by accounting rules. The determination that a decline in value of the ChevronTexaco shares is temporary or other than temporary is subjective and influenced by many factors. Depending on the future performance of ChevronTexaco's common stock, Devon may be required to record additional non-cash charges in future periods.

Results of discontinued operations -

         In January 2003, Devon sold its Egyptian operations. The company recognized a $10 million pre-tax loss ($11 million after tax) in the fourth quarter of 2002 on the transaction including the effects of operations during the quarter.

         During 2002, Devon discontinued its Indonesian, Argentine and Egyptian operations. The company recognized a $31 million pre-tax gain ($31 million after tax) during 2002 on these discontinued operations. Additionally, the company recognized $23 million of pre-tax income ($14 million after tax) from operations prior to discontinuing these operations.

         During 2001, Devon recognized an $18 million pre-tax loss ($18 million after tax) and $56 million of pre-tax income ($31 million after tax) from operations in the fourth quarter and for the year, respectively, for these discontinued operations.

Cumulative effect of change in accounting principle -

         Devon adopted SFAS No. 133 concerning accounting for derivative instruments on January 1, 2001. This resulted in a one-time $49 million after-tax gain from the cumulative effect of the change.

CONFERENCE CALL TO BE WEBCAST TODAY

         Devon will discuss its 2002 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon's internet home page at www.devonenergy.com

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning the strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

         Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index. For additional information visit www.devonenergy.com.

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION

PRODUCTION DATA                                        YEAR ENDED DECEMBER 31,                QUARTER ENDED DECEMBER 31,
                                             ----------------------------------------    ---------------------------------------
(net of royalties)                              2002            2001         CHANGE         2002           2001         CHANGE
                                             ----------     ----------     ----------    ----------     ----------    ----------

TOTAL PERIOD PRODUCTION

     Gas (Bcf)
       U.S                                        482.2          376.4          28%           117.1           95.6          22%
       Canada                                     278.9          112.6         148%            67.9           66.4           2%
       Other International                           --             --          NM               --             --          NM
                                             ----------     ----------                   ----------     ----------
         Total Gas                                761.1          489.0          56%           185.0          162.0          14%
                                             ==========     ==========                   ==========     ==========

     Oil (MMBbls)
       U.S                                         23.8           26.2          (9)%            5.4            6.6         (19)%
       Canada                                      15.8            8.2          93%             3.6            4.3         (16)%
       Other International                          2.3            2.2           2%             0.8            0.4          88%
                                             ----------     ----------                   ----------     ----------
         Total Oil                                 41.9           36.6          14%             9.8           11.3         (14)%
                                             ==========     ==========                   ==========     ==========

     Natural Gas Liquids (MMBbls)
       U.S                                         14.4            6.0         139%             3.8            1.7         129%
       Canada                                       5.2            1.7         211%             1.1            1.2          (7)%
       Other International                           --             --          NM               --             --          NM
                                             ----------     ----------                   ----------     ----------
         Total Natural Gas Liquids                 19.6            7.7         155%             4.9            2.9          72%
                                             ==========     ==========                   ==========     ==========

AVERAGE DAILY PRODUCTION

     Gas (MMcf)
       U.S                                      1,321.0        1,031.2          28%         1,272.4        1,039.3          22%
       Canada                                     764.1          308.4         148%           738.2          721.3           2%
       Other International                           --             --          NM               --             --          NM
                                             ----------     ----------                   ----------     ----------
         Total Gas                              2,085.1        1,339.6          56%         2,010.6        1,760.6          14%
                                             ==========     ==========                   ==========     ==========

     Oil (MBbls)
       U.S                                         65.3           71.8          (9)%           58.5           71.9         (19)%
       Canada                                      43.2           22.4          93%            39.2           46.4         (16)%
       Other International                          6.2            6.1           2%             8.4            4.5          88%
                                             ----------     ----------                   ----------     ----------
         Total Oil                                114.7          100.3          14%           106.1          122.8         (14)%
                                             ==========     ==========                   ==========     ==========

     Natural Gas Liquids (MBbls)
       U.S                                         39.4           16.5         139%            41.3           18.1         129%
       Canada                                      14.3            4.6         211%            12.2           13.1          (7)%
       Other International                           --             --          NM               --             --          NM
                                             ----------     ----------                   ----------     ----------
         Total Natural Gas Liquids                 53.7           21.1         155%            53.5           31.2          72%
                                             ==========     ==========                   ==========     ==========

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION


   PRICE DATA                                          YEAR ENDED DECEMBER 31,                QUARTER ENDED DECEMBER 31,
                                             ----------------------------------------   ---------------------------------------
   AVERAGE REALIZED PRICES (US$)                 2002          2001          CHANGE        2002          2001          CHANGE
                                             ----------     ----------     ----------   ----------     ----------    ----------

        Gas ($/Mcf)
          U.S                                $     2.91     $     4.17        (30)%     $     3.38     $     2.83       20%
          Canada                             $     2.62     $     2.73         (4)%     $     3.38     $     2.14       58%
          Other International                        --             --         NM               --             --       NM
            All Gas                          $     2.80     $     3.84        (27)%     $     3.38     $     2.55       33%

        Oil ($/Bbl)
          U.S                                $    21.99     $    22.36         (2)%     $    23.50     $    19.25       22%
          Canada                             $    21.00     $    17.84         18%      $    21.05     $    14.26       48%
          Other International                $    23.70     $    23.42          1%      $    25.92     $    17.48       48%
            All Oil                          $    21.71     $    21.41          1%      $    22.79     $    17.30       32%

        Natural Gas Liquids ($/Bbl)
          U.S                                $    13.37     $    17.15        (22)%     $    15.27     $    13.10       17%
          Canada                             $    15.93     $    16.43         (3)%     $    19.09     $    12.54       52%
          Other International                        --             --         NM               --             --       NM
            All Natural Gas Liquids          $    14.05     $    16.99        (17)%     $    16.14     $    12.86       26%

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION


                                                                        YEAR ENDED DECEMBER 31,         QUARTER ENDED DECEMBER 31,
                                                                   -------------------------------    -----------------------------
                                                                     2002       2001       CHANGE      2002        2001     CHANGE
                                                                   --------   --------    --------    --------   --------  --------
STATEMENT OF OPERATIONS  DATA (US$)
(IN MILLIONS, EXCEPT PER SHARE DATA)
REVENUES:
     Oil sales                                                     $    909   $    784        16%   $    222   $    196       14%
     Gas sales                                                        2,133      1,878        14%        625        413       52%
     NGL sales                                                          275        131       111%         79         37      114%
     Marketing & midstream revenues                                     999         71     1,332%        307         24    1,179%
                                                                   --------   --------              --------   --------
         TOTAL REVENUES                                               4,316      2,864        51%      1,233        670       85%
PRODUCTION AND OPERATING COSTS AND EXPENSES:
     Lease operating expenses                                           621        467        33%        153        147        3%
     Transportation costs                                               154         83        86%         39         31       29%
     Production taxes                                                   111        116        (5)%        31         22       44%
     Marketing & midstream costs and expenses                           808         47     1,635%        249         16    1,463%
     Depreciation, depletion and amortization of
         property & equipment                                         1,211        831        46%        295        292        1%
     Amortization of goodwill                                            --         34        NM          --          9       NM
     General and administrative expenses                                219        114        92%         68         36       89%
     Expenses related to merger                                          --          1        NM          --          1       NM
     Reduction of carrying value of oil and gas properties              651        979       (34)%        --        892       NM
                                                                   --------   --------              --------   --------
         TOTAL EXPENSES                                               3,775      2,672        41%        835      1,446      (42)%

     EARNINGS (LOSS) FROM OPERATIONS                                    541        192       184%        398       (776)    (151)%
OTHER INCOME (EXPENSE):
     Interest expense                                                  (533)      (220)      142%       (131)      (115)      13%
     Effects of changes in foreign currency rates                         1        (11)     (110)%         1        (11)    (110)%
     Change in fair value of financial instruments                       28         (2)   (1,537)%        --          3       NM
     Other income                                                        34         69       (51)%        11         44      (76)%
     Impairment of ChevronTexaco common stock                          (205)        --        NM        (205)        --       NM
                                                                   --------   --------              --------   --------
     NET OTHER EXPENSE                                                 (675)      (164)      315%       (324)       (79)     310%
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
     AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE           (134)        28      (587)%        74       (855)    (109)%
INCOME TAX EXPENSE (BENEFIT):
     Current                                                             23         48       (51)%       (99)       (52)      90%
     Deferred                                                          (216)       (43)      417%         78       (303)    (125)%
                                                                   --------   --------              --------   --------
         TOTAL INCOME TAX EXPENSE (BENEFIT)                            (193)         5    (3,247)%       (21)      (355)     (94)%

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                 59         23       176%         95       (500)    (119)%
DISCONTINUED OPERATIONS
     Results of operations                                               23         56       (52)%         2        (18)    (111)%
     Gain (Loss) on sale                                                 31         --        NM         (12)        --       NM
     Income tax expense (benefit)                                         9         25       (58)%         1         --       NM
                                                                   --------   --------              --------   --------
     RESULTS OF DISCONTINUED OPERATIONS                                  45         31        41%        (11)       (18)     (39)%
EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
     IN ACCOUNTING PRINCIPLE                                            104         54        95%         84       (518)    (116)%
Cumulative effect of change in accounting principle                      --         49        NM          --         --       NM
                                                                   --------   --------              --------   --------
NET EARNINGS (LOSS)                                                     104        103         1%         84       (518)    (116)%
Preferred stock dividends                                                10         10        -%           3          3       -%
                                                                   --------   --------              --------   --------
NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCKHOLDERS              $     94   $     93         1%   $     81   $   (521)    (116)%
                                                                   ========   ========              ========   ========
NET EARNINGS (LOSS) PER AVERAGE COMMON SHARE OUTSTANDING
     BASIC                                                         $   0.61   $   0.73       (16)%  $   0.52   $  (4.13)    (113)%
                                                                   ========   ========              ========   ========
     DILUTED                                                       $   0.61   $   0.72       (16)%  $   0.52   $  (4.13)    (113)%
                                                                   ========   ========              ========   ========
Weighted average shares outstanding
     Basic                                                              155        128        21%        157        126       24%
     Diluted                                                            161        134        20%        163        131       25%

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION


BALANCE SHEET DATA (US$)                                        DECEMBER 31,    DECEMBER 31,
(IN MILLIONS)                                                       2002            2001           CHANGE
                                                                ------------    ------------      ----------
TOTAL ASSETS                                                     $   16,225     $   13,184             23%
     Cash and cash equivalents                                          292            183             60%
     Other current assets                                               772          1,171            (34)%
                                                                 ----------     ----------
     Total current assets                                             1,064          1,354            (21)%
     Property and equipment (net)                                    10,852          8,762             24%
     Investment in ChevronTexaco
         Corporation common stock                                       472            636            (26)%
     Goodwill, net of amortization                                    3,555          2,206             61%
     Fair value of derivative instruments                                 1             31            (97)%
     Other assets                                                       281            195             44%
TOTAL LIABILITIES                                                $   11,572     $    9,925             17%
     Current liabilities                                              1,042            919             13%
     Other liabilities                                                  323            172             88%
     Debentures exchangeable into shares of
         ChevronTexaco Corporation common stock                         662            649              2%
     Senior convertible debentures                                      389            374              4%
     Other long-term debt                                             6,511          5,566             17%
     Deferred revenue                                                    --             51             NM
     Deferred income taxes                                            2,627          2,149             22%
     Fair value of derivatives                                           18             45            (60)%
STOCKHOLDERS' EQUITY                                             $    4,653     $    3,259             43%
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $   16,225     $   13,184             23%
COMMON SHARES OUTSTANDING                                               157            126             25%



STATEMENT OF CASH FLOWS DATA (US$)                                      YEAR ENDED DECEMBER 31,
(IN MILLIONS, EXCEPT % CHANGE DATA)                                ------------------------------------
                                                                     2002          2001         CHANGE
                                                                   --------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net earnings from continuing operations                       $     59      $     23           157%
     Depreciation, depletion and amortization of property
          and equipment                                               1,211           831            46%
     Amortization of goodwill                                            --            34            NM
     Reduction of carrying value of oil and gas properties              651           979           (34)%
     Non-cash charge on ChevronTexaco common stock                      205            --            NM
     Deferred income taxes                                             (216)          (43)         (402)%
     Other                                                               (8)           38          (121)%
     Changes in assets and liabilities net of
       effects of acquisitions of businesses                           (176)          (86)         (105)%
                                                                   --------      --------
NET CASH PROVIDED BY CONTINUING OPERATIONS                         $  1,726      $  1,776            (3)%
    Net cash provided by discontinued operations                         28           134           (79)%
                                                                   --------      --------
         NET CASH USED IN OPERATING ACTIVITIES                     $  1,754      $  1,910            (8)%
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sales of property and equipment                    1,067            41         2,502%
     Capital expenditures                                            (3,426)       (5,235)           35%
     Discontinued operations                                            316           (91)          447%
     Other                                                               (3)           --            NM
                                                                   --------      --------
         NET CASH USED IN INVESTING ACTIVITIES                     $ (2,046)     $ (5,285)           61%
CASH FLOWS FROM FINANCING ACTIVITIES
         NET CASH PROVIDED BY FINANCING ACTIVITIES                 $    401      $  3,370           (88)%

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION



DETAIL OF RECLASSIFICATION FOR DISCONTINUED
  OPERATIONS IN INDONESIA, ARGENTINA AND EGYPT

OPERATING DATA (US$ IN MILLIONS)                                     YEAR ENDED            QUARTER ENDED
                                                                     DECEMBER 31,           DECEMBER 31,
                                                                -------------------     -------------------
                                                                 2002        2001         2002        2001
                                                                -------     -------     -------     -------
PRODUCTION:
   Oil (MMBbls)                                                       3           8          --           3
   Natural gas (Bcf)                                                  5           9           1           2
   Natural gas liquids (MMBbls)                                      --          --          --          --
                                                                -------     -------     -------     -------
      BARREL OF OIL EQUIVALENT (MMBOE)                                4           9          --           3

REVENUES:
     Oil sales                                                  $    72     $   174     $     6     $    39
     Gas sales                                                        7          12           1           2
     NGL sales                                                        1           1          --           1
                                                                -------     -------     -------     -------
         TOTAL REVENUES                                              80         187           7          42
PRODUCTION AND OPERATING COSTS AND EXPENSES:
     Lease operating expenses                                        26          64           1          21
     Production taxes                                                 4           1          --          --
     Depreciation, depletion and amortization of
         property & equipment                                        20          45           1          12
     General and administrative expenses                             (1)         (3)         --           1
     Reduction of carrying value of oil and gas properties           --          24          --          24
                                                                -------     -------     -------     -------
         TOTAL EXPENSES                                              49         131           2          58
     EARNINGS (LOSS) FROM OPERATIONS                                 31          56           5         (16)
OTHER INCOME (EXPENSE):
     Effects of changes in foreign currency rates                    (5)         (2)         --          (2)
     Other income                                                    (3)          2          (3)         --
                                                                -------     -------     -------     -------
     NET OTHER EXPENSE                                               (8)         --          (3)         (2)
EARNINGS (LOSS) BEFORE INCOME TAXES                                  23          56           2         (18)
INCOME TAX EXPENSE (BENEFIT):
     Current                                                         (8)         23          --           6
     Deferred                                                        17           2           1          (6)
                                                                -------     -------     -------     -------
         TOTAL INCOME TAX EXPENSE (BENEFIT)                           9          25           1          --
EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS                         14          31           1         (18)
(LOSS) GAIN ON SALE OF DISCONTINUED OPERATIONS                       31          --         (12)         --
   DISCONTINUED OPERATIONS                                      $    45     $    31     $   (11)    $   (18)

RESERVE DATA FOR INDONESIA, ARGENTINA AND EGYPT

                                                                            NATURAL
                                                                  OIL         GAS         NGLS       TOTAL
                                                                (MMBBLS)     (Bcf)      (MMBBLS)    (MMBOE)
                                                                --------    -------     --------    -------
AS OF DECEMBER 31, 2001:
     Proved developed                                                26          37          --          32
     Proved undeveloped                                              33         416          13         115
                                                                -------     -------     -------     -------
     TOTAL PROVED                                                    59         453          13         147

AS OF DECEMBER 31, 2002:
     Proved developed                                                --          --          --          --
     Proved undeveloped                                               1          --          --           1
                                                                -------     -------     -------     -------
     TOTAL PROVED                                                     1          --          --           1

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION

RESERVE RECONCILIATION

                                                      TOTAL                                       DOMESTIC
                                  -------------------------------------------  -------------------------------------------
                                    OIL     NATURAL GAS    NGLS      TOTAL      OIL     NATURAL GAS     NGLS       TOTAL
                                  (MMBBLS)    (Bcf)      (MMBBLS)   (MMBOE)   (MMBBLS)     (Bcf)      (MMBBLS)    (MMBOE)
                                  --------  -----------  --------   --------  --------  -----------   --------   --------

AS OF DECEMBER 31, 2001:

 Proved developed                    298      3,911         88      1,038        167       1,988         48        546
 Proved undeveloped                  229      1,113         20        434         24         411          4         96
                                 -------    -------    -------    -------    -------     -------    -------    -------
 TOTAL PROVED                        527      5,024        108      1,472        191       2,399         52        642

Production                           (42)      (761)       (19)      (188)       (24)       (482)       (14)      (118)
Discoveries and extensions            36        570         11        142         10         344          6         73
Divestitures                         (80)      (639)       (13)      (199)       (50)       (457)        (5)      (131)
Acquisitions                          13      1,723        105        405         12       1,722        105        404
Revisions                            (10)       (81)        --        (23)         8          26          2         15

AS OF DECEMBER 31, 2002:

 Proved developed                    260      4,618        150      1,180        135       2,802        117        719
 Proved undeveloped                  184      1,218         42        429         12         750         29        166
                                 -------    -------    -------    -------    -------     -------    -------    -------
 TOTAL PROVED                        444      5,836        192      1,609        147       3,552        146        885

                                                      CANADA                                 INTERNATIONAL
                                  ------------------------------------------  -------------------------------------------
                                    OIL     NATURAL GAS    NGLS      TOTAL      OIL     NATURAL GAS     NGLS       TOTAL
                                  (MMBBLS)     (Bcf)     (MMBBLS)   (MMBOE)   (MMBBLS)     (Bcf)      (MMBBLS)    (MMBOE)
                                  --------  -----------  --------   --------  --------  -----------   --------   --------

AS OF DECEMBER 31, 2001:

 Proved developed                    124      1,923         40        485          7          --        --         7
 Proved undeveloped                   42        702         16        175        163          --        --       163
                                 -------    -------    -------    -------    -------     -------    -------    -------
 TOTAL PROVED                        166      2,625         56        660        170          --        --       170
Production                           (16)      (279)        (5)       (68)        (2)         --        --        (2)
Discoveries and extensions            26        226          5         69         --          --        --        --
Divestitures                         (30)      (182)        (8)       (68)        --          --        --        --
Acquisitions                           1          1         --          1         --          --        --        --
Revisions                              2       (107)        (2)       (18)       (20)         --        --       (20)

AS OF DECEMBER 31, 2002:

 Proved developed                    119      1,816         33        455          6          --        --         6
 Proved undeveloped                   30        468         13        121        142          --        --       142
                                 -------    -------    -------    -------    -------     -------    -------    -------
 TOTAL PROVED                        149      2,284         46        576        148          --        --       148

                            DEVON ENERGY CORPORATION
                              FINANCIAL INFORMATION


                                                                         TOTAL                           DOMESTIC
                                                             ------------------------------   ------------------------------
                                                                 YEAR ENDED DECEMBER 31,          YEAR ENDED DECEMBER 31,
                                                             ------------------------------   ------------------------------
                                                               2002       2001       2000       2002       2001      2000
                                                             --------   --------   --------   --------   --------   --------
COST INCURRED
Property acquisition costs:
     Proved, excluding deferred income taxes                    1,538      2,971        247      1,536        292        177
     Deferred income taxes                                         --         84         --         --         79         --
                                                             --------   --------   --------   --------   --------   --------
     TOTAL PROVED, INCLUDING DEFERRED INCOME TAXES              1,538      3,055        247      1,536        371        177
     Unproved, excluding deferred income taxes:
          Business combinations                                   639      1,433         --        639         --         --
          Other acquisitions                                       64        183         54         27        158         35
     Deferred income taxes                                         --         27         --         --         27         --
                                                             --------   --------   --------   --------   --------   --------
     TOTAL UNPROVED, INCLUDING DEFERRED INCOME TAXES              703      1,643         54        666        185         35
Exploration costs                                                 383        337        197        161        166        117
Development costs                                               1,140        916        562        808        726        466


                                                                         CANADA                      INTERNATIONAL
                                                             ------------------------------   ------------------------------
                                                                 YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                                             ------------------------------   ------------------------------
                                                               2002       2001       2000       2002       2001      2000
                                                             --------   --------   --------   --------   --------   --------
COST INCURRED
Property acquisition costs:
     Proved, excluding deferred income taxes                        2      2,621         70         --         58         --
     Deferred income taxes                                         --          5         --         --         --         --
                                                             --------   --------   --------   --------   --------   --------
     TOTAL PROVED, INCLUDING DEFERRED INCOME TAXES                  2      2,626         70         --         58         --
     Unproved, excluding deferred income taxes:
          Business combinations                                    --      1,433         --         --         --         --
          Other acquisitions                                       28         24         17          9          1          2
     Deferred income taxes                                         --         --         --         --         --         --
                                                             --------   --------   --------   --------   --------   --------
     TOTAL UNPROVED, INCLUDING DEFERRED INCOME TAXES               28      1,457         17          9          1          2
Exploration costs                                                 207        126         55         15         45         25
Development costs                                                 299        168         57         33         22         39

The preceding Total and International cost incurred tables exclude $16 million, $85 million and $135 million in 2002, 2001 and 2000, respectively, related to discontinued operations.